UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2021

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	UVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 23, 2021, Universal Insurance Holdings, Inc. (the “Company”) entered into Note Purchase Agreements (the “Purchase Agreements”) with certain institutional accredited investors and qualified institutional buyers (collectively, the “Purchasers”) pursuant to which the Company issued and sold $100 million of 5.625% Senior Unsecured Notes due 2026 (the “Notes”). The Purchase Agreements contain certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand. The Company intends to use the net proceeds from the Private Placement for general corporate purposes, including growth capital.

The Notes were offered and sold by the Company in a private placement transaction in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. On November 23, 2021, in connection with the issuance and sale of the Notes, the Company entered into Registration Rights Agreements (the “Registration Rights Agreements”) with the Purchasers. Under the terms of the Registration Rights Agreements, the Company has agreed to take certain actions to provide for the exchange of the Notes for notes that are registered under the Securities Act and have substantially the same terms as the Notes (the “Exchange Offer”). Under certain circumstances, if the Company fails to meet its obligations under the Registration Rights Agreements, it would be required to pay additional interest to the holders of the Notes.

On November 23, 2021, the Company entered into an indenture, relating to the issuance of the Notes (the “Indenture”), by and between the Company and Issuer and UMB Bank National Association, as trustee. The Notes are not subject to any sinking fund and are not convertible into or exchangeable, other than pursuant to the Exchange Offer, for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holder. On or after November 30, 2023, the Company may redeem all or part of the Notes at redemption prices (expressed as percentages of the principal amount) equal to (i) 102.81250% for the twelve-month period beginning on November 30, 2023; (ii) 101.40625% for the twelve-month period beginning on November 30, 2024 and (iii) 100.000% at any time thereafter, plus accrued and unpaid interest up to, but not including, the redemption date.

The Notes bear interest at a rate of 5.625% per annum, subject to adjustment from time to time in the event of a downgrade or subsequent upgrade of the rating assigned to the Notes. Interest on the Notes will be payable by the Company on May 30 and November 30 of each year, beginning on May 30, 2022. The Notes mature on November 30, 2026.

The Indenture contains certain financial covenants, including:

•	the Company shall maintain cash on hand at least equal to the next twelve months of interest payments on the Notes so long as the Notes remain outstanding;

•

the Company must maintain Total Consolidated Indebtedness to Total Consolidated GAAP Capitalization (as these terms are defined in the Indenture) less than or equal to 40%, as of the end of each calendar quarter;

•

other than existing secured indebtedness of the Company or any of its subsidiaries, the Company will not incur or permit to exist any mortgage, pledge, encumbrance or lien or charge securing indebtedness on any property or asset of the Company or any of its subsidiaries in excess of 20% of the Total Consolidated Indebtedness of the Company, when combined with any existing secured indebtedness of the Company or any of its subsidiaries; and

•

the Company will use reasonable best efforts to maintain a rating of the Notes from Egan-Jones Ratings Company or any other “nationally recognized statistical rating organization” as defined under the Securities Act.

The Indenture contains events of default, the occurrence of which may result in the acceleration of the Company’s obligations under the Notes in certain circumstances. Upon an event of default and for as long as such event of default remains outstanding, the Company will not declare or pay any cash dividends to its stockholders.

The Notes are unsecured senior obligations of the Company, are not obligations of, and are not guaranteed by, any subsidiary of the Company.

The form of the Note Purchase Agreements and the Registration Rights Agreements are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and the description of the material terms of the Note Purchase Agreements and the Registration Rights Agreements, respectively, are qualified in their entirety by reference to such exhibits, which are incorporated herein by reference. The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and the description of the material terms of the Indenture is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On November 23, 2021, the Company issued a press release announcing the completion of the private placement of the Notes, a copy of which is furnished herewith as Exhibit 99.1 to this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Form 8-K, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Form 8-K, including Exhibit 99.1 furnished herewith, shall not be incorporated by reference into any filing or other document pursuant to the Securities Act, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

4.1	Indenture, dated November 23, 2021

4.2	Form of 5.625% Senior Unsecured Notes due 2026 (included in Exhibit 4.1)

10.1	Form of Note Purchase Agreement, dated November 23, 2021

10.2	Form of Registration Rights Agreement, dated November 23, 2021

99.1	Press Release dated November 23, 2021.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2021	UNIVERSAL INSURANCE HOLDINGS, INC.

	By:	/s/ Stephen J. Donaghy
	Name:	Stephen J. Donaghy
	Title:	Chief Executive Officer